Exhibit 99.3

Measurement Specialties, Inc.
Pro Forma Combined Condensed Financial Statements
For the year ended March 31, 2004 and six months ended September 30, 2004 (Unaudited)


     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT INFORMATION

As previously reported in the Current Report on Form 8-K filed by Measurement Specialties, Inc. ("MSI") on December 28, 2004, MSI acquired all of the issued and outstanding shares of Humirel, S.A. ("Humirel"). The unaudited pro forma condensed combined financial statement information (unaudited pro forma information) set forth below is presented to reflect the pro forma effects of the acquisition of Humirel. The purchase price was 19 million Euro or approximately $25.3 million ($23.4 million at close, $1,914,000 deferred payments, and $498,000 in acquisition costs), with additional consideration of up to a maximum of 6.3 million Euro or $8.4 million if certain performance targets, including realizing certain gross margin levels in 2005, are achieved. Management shareholders also received $476,000 of the closing consideration in MSI restricted stock, or 20,000 shares. The acquisition has been accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, Humirel's operating results were included in MSI's operating results beginning December 1, 2004.

A pro forma combined balance sheet is not presented as the Humirel acquisition has been reported in the unaudited consolidated balance sheet of MSI filed as part of MSI's Quarterly Report on Form 10-Q for the period ended December 31, 2004.

The unaudited pro forma adjustments related to the acquisition are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets and deferred tax assets and liabilities as well as estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after MSI obtains third-party appraisals, performs its own internal assessments and reviews all available data. The unaudited pro forma information does not reflect an estimate of amortization for acquired intangible assets, as the valuation of the acquired intangible assets is currently in process. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma information.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with (i) MSI's historical consolidated financial statements as of and for the year ended March 31, 2004, and MSI's unaudited consolidated financial statements as of December 31, 2004 and for the three-and nine-month periods ended December 31, 2004 and 2003 and (ii) Humirel's historical financial statements as of and for the year ended December 31, 2003, and 2002, and for the nine-month periods ended September 30, 2004 and 2003, included elsewhere in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of April 1, 2003, or of the results of operations that may be attained by MSI in the future.


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
Measurement Specialties, Inc.
Pro Forma Consolidated Condensed Financial Statements
For the year ended March 31, 2004
(Amounts in thousands of U.S. dollars, except per share amounts)
(Unaudited)

                                                                                   PRO-FORMA
                                                                                    ADJUST-    PRO-FORMA
                                                  NOTES    MSI (1)   HUMIREL (2)     MENTS     COMBINED
                                                  -------------------------------------------------------
                                                            2004         2004                    2004
                                                          -----------------------------------------------
Net sales                                                 $112,813   $     4,554              $  117,367
Cost of goods sold                                          62,513         3,070                  65,583
                                                          -----------------------------------------------
      Gross profit                                          50,300         1,484                  51,784
                                                          -----------------------------------------------
Operating expenses (income):
  Selling, general and administrative                       30,448           886                  31,334
  Litigation expense                                         1,500             -                   1,500
  Non-cash equity based compensation                         6,483             -                   6,483
  Research and development                                   3,468         1,128                   4,596
  Customer funded development                                   (4)          (55)                    (59)
  Restructuring costs and other costs                          506             -                     506
                                                          -----------------------------------------------
    Total operating expenses                                42,401         1,959                  44,360
                                                          -----------------------------------------------
      Operating income                                       7,899          (475)                  7,424
  Interest expense, net                                        323           159                     482
  Gain on sale of assets                                    (1,424)            2                  (1,422)
  Other expense (income)                                      (112)         (119)                   (231)
                                                          -----------------------------------------------
Income from continuing operations before income
tax                                                          9,112          (518)                  8,594
      Income tax                                           (12,262)         (141)                (12,403)
                                                          -----------------------------------------------
Income from continuing operations                           21,374          (377)                 20,997
Discontinued operations:
      Income from discontinued units                           212                                   212
                                                          -----------------------------------------------
Net income                                                $ 21,586   $      (377)                 21,209
                                                          ===============================================

Income per common share - Basic
  Income from continuing operations                       $   1.73   $     (0.03)             $     1.70
  Income from discontinued units                              0.02             -                    0.02
                                                          -----------------------------------------------
        Net income                                       $   1.75   $     (0.03)             $     1.72
                                                          ===============================================

Income per common share - Diluted
  Income from continuing operations                       $   1.53   $     (0.03)             $     1.50
  Income from discontinued units                              0.02             -                    0.02
                                                          -----------------------------------------------
        Net income                                        $   1.54   $     (0.03)             $     1.52
                                                          ===============================================

Weighted average shares outstanding - Basic          (4)    12,333             -          20      12,353
                                                          ===============================================
Weighted average shares outstanding - Diluted        (4)    13,997             -          20      14,017
                                                          ===============================================

See notes to pro forma financial statements.


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
Measurement Specialties, Inc.
Pro Forma Consolidated Condensed Financial Statements
For the six months ended September 30, 2004
(Amounts in thousands of U.S. dollars, except per share amounts)
(Unaudited)

                                                                                      PRO-FORMA
                                                                                       ADJUST-    PRO-FORMA
                                                      NOTES   MSI (1)   HUMIREL (2)     MENTS     COMBINED
                                                      ------------------------------------------------------
                                                                2004        2004                    2004
                                                              ----------------------------------------------
Net sales                                                     $64,231   $     3,603              $   67,834
Cost of goods sold                                             36,525         2,184                  38,709
                                                              ----------------------------------------------
       Gross profit                                            27,706         1,419                  29,125
                                                              ----------------------------------------------
Operating expenses (income):
  Selling, general and administrative                          15,748           505                  16,253
  Research and development                                      1,657           698                   2,355
  Customer funded development                                    (138)         (148)                   (286)
                                                              ----------------------------------------------
     Total operating expenses                                  17,267         1,055                  18,322
                                                              ----------------------------------------------
       Operating income                                        10,439           364                  10,803
  Interest expense, net                                            97            81                     178
  Gain on sale of assets                                            -             7                       7
  Other expense (income)                                           66            39                     105
                                                              ----------------------------------------------
Income from continuing operations before income tax            10,276           236                  10,512
       Income tax                                               2,927           (37)                  2,890
                                                              ----------------------------------------------
Income from continuing operations                               7,349           273                   7,622
                                                              ----------------------------------------------
Net income                                                    $ 7,349   $       273              $    7,622
                                                              ==============================================

Income per common share - Basic
  Income from continuing operations                           $  0.55   $      0.02              $     0.57
                                                              ----------------------------------------------
         Net income                                           $  0.55   $      0.02              $     0.57
                                                              ==============================================

Income per common share - Diluted
  Income from continuing operations                           $  0.52   $      0.02              $     0.54
                                                              ----------------------------------------------
         Net income                                           $  0.52   $      0.02              $     0.54
                                                              ==============================================

Weighted average shares outstanding - Basic              (4)   13,297                        20      13,317
                                                              ==============================================

Weighted average shares outstanding - Diluted            (4)   14,169                        20      14,189
                                                              ==============================================

See notes to pro forma financial statements.


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
Measurement Specialties, Inc
Notes to Pro Forma Financial Statements
For the year ended March 31, 2004 and six months ended September 30, 2004 (Amounts in thousands of U.S. dollars, except per share amounts)
(Unaudited)


      NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT
                                   INFORMATION

1. The MSI columns represent the condensed consolidated statements of operations of MSI for the fiscal year ended March 31, 2004, and the unaudited condensed consolidated statements of operations of MSI for the six-month period ended September 30, 2004. A pro forma combined balance sheet is not presented as the acquisition Humirel has been reported in the unaudited consolidated balance sheet of MSI as of December 31, 2004 as filed in MSI's Quarterly Report on Form 10-Q for the period then ended.

2. The Humirel columns represent the consolidated statement of operations of Humirel for the year ended December 31, 2003, and the unaudited condensed consolidated statements of income of Humirel for the six months ended June 30, 2004.

3. The unaudited pro forma adjustments related to the acquisition are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets and deferred tax assets and liabilities as well as estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after MSI obtains third-party appraisals, performs its own internal assessments and reviews all available data. The unaudited pro forma information does not reflect an estimate of amortization for acquired intangible assets, as the valuation of the acquired intangible assets is currently in process. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma information.

4. The number of shares outstanding has been adjusted to reflect the pro forma adjustment for the 20,000 shares issued as part of the Humirel acquisition.


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